Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)
($ millions except per share)

	Three Months Ended June 30,
	2008	2007

Railway operating revenues:
Coal	$775	$579
General merchandise	1,458	1,320
Intermodal	532	479
Total railway operating revenues	2,765	2,378

Railway operating expenses:
Compensation and benefits	662	629
Purchased services and rents	400	380
Fuel	491	279
Depreciation	199	192
Materials and other	214	208
Total railway operating expenses	1,966	1,688

Income from railway operations	799	690

Other income - net	46	21
Interest expense on debt	112	111

Income before income taxes	733	600

Provision for income taxes:
Current	242	225
Deferred	38	(19)
Total income taxes	280	206

Net income	$453	$394

Earnings per share:
Basic	$1.20	$1.00
Diluted	$1.18	$0.98

Weighted average shares outstanding (millions) (note 1):
Basic	375.4	393.7
Diluted	383.5	401.7

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)
($ millions except per share)

	Six Months Ended June 30,
	2008	2007

Railway operating revenues:
Coal	$1,437	$1,136
General merchandise	2,810	2,548
Intermodal	1,018	941
Total railway operating revenues	5,265	4,625

Railway operating expenses:
Compensation and benefits	1,367	1,310
Purchased services and rents	775	764
Fuel	895	527
Depreciation	397	384
Materials and other	454	422
Total railway operating expenses	3,888	3,407

Income from railway operations	1,377	1,218

Other income - net	53	28
Interest expense on debt	221	226

Income before income taxes	1,209	1,020

Provision for income taxes:
Current	402	363
Deferred	63	(22)
Total income taxes	465	341

Net income	$744	$679

Earnings per share:
Basic	$1.98	$1.72
Diluted	$1.94	$1.69

Weighted average shares outstanding (millions) (note 1):
Basic	375.6	394.0
Diluted	383.7	402.0

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)
($ millions)

	June 30,	Dec. 31,
	2008	2007

Assets

Current assets:
Cash, cash equivalents and short-term investments	$454	$206
Accounts receivable - net	1,084	942
Materials and supplies	203	176
Deferred income taxes	169	190
Other current assets	116	161
Total current assets	2,026	1,675

Investments	1,804	1,974

Properties less accumulated depreciation	21,824	21,583

Other assets	760	912
Total assets	$26,414	$26,144

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,114	$1,139
Income and other taxes	282	203
Other current liabilities	246	237
Current maturities of long-term debt	486	369
Total current liabilities	2,128	1,948

Long-term debt	6,003	5,999

Other liabilities	1,812	2,039

Deferred income taxes	6,479	6,431
Total liabilities	16,422	16,417

Stockholders' equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 375,199,214 and 379,297,891 shares,
respectively, net of treasury shares	376	380
Additional paid-in capital	1,657	1,466
Accumulated other comprehensive loss	(392)	(399)
Retained income	8,351	8,280

      Total stockholders' equity

	9,992	9,727

      Total liabilities and stockholders' equity

	$26,414	$26,144

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)
($ millions)

	Six Months Ended June 30,
	2008	2007

Cash flows from operating activities:
Net income	$744	$679
Reconciliation of net income to net cash provided by
operating activities:
Depreciation	402	390
Deferred income taxes	63	(22)
Gains on properties and investments	(22)	(14)
Changes in assets and liabilities affecting operations:
Accounts receivable	55	(9)
Materials and supplies	(27)	(24)
Other current assets	34	54
Current liabilities other than debt	(245)	25
Other - net	54	58
Net cash provided by operating activities	1,058	1,137

Cash flows from investing activities:
Property additions	(676)	(575)
Property sales and other transactions	66	69
Investments, including short-term	(34)	(445)
Investment sales and other transactions	251	566
Net cash used in investing activities	(393)	(385)

Cash flows from financing activities:
Dividends	(218)	(174)
Common stock issued - net	177	154
Purchase and retirement of common stock (note 1)	(494)	(427)
Proceeds from borrowings	1,225	--
Debt repayments	(1,107)	(433)

Net cash used in financing activities	(417)	(880)

Net increase (decrease) in cash and cash equivalents	248	(128)

Cash and cash equivalents:
At beginning of year	206	527

At end of period	454	399

Short-term investments at end of period	--	93

Cash, cash equivalents and short-term investments at end of period

	$454	$492

Supplemental disclosures of cash flow information

Cash paid during the period for:
Interest (net of amounts capitalized)	$208	$235
Income taxes (net of refunds)	$235	$240

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   STOCK REPURCHASE PROGRAM -

In March 2007, NS' Board of Directors amended the stock repurchase program that was authorized in November 2005 so as to increase the number of shares of NS common stock that may be repurchased from 50 million to 75 million.  In addition, the term of the program was shortened from December 31, 2015 to December 31, 2010.  During the first six months of 2008, NS purchased and retired 9.0 million shares of common stock at a cost of $494 million.  Since inception of this program, NS has purchased and retired 54.4 million shares at a total cost of $2.7 billion.